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                                                                   EXHIBIT 10.26


                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made effective as of the Effective Date (as defined), between CSK Auto Corporation, a Delaware corporation ("Issuer"), and Maynard Jenkins ("Optionee").


                                 R E C I T A L S

         A. Issuer is in the process of undertaking an initial public offering (the "Initial Public Offering") of its common stock, par value $.01 per share ("Common Stock"), pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act").

         B. In connection with the consummation of the Initial Public Offering, Issuer desires to grant Optionee the opportunity to acquire a greater proprietary interest in Issuer to encourage Optionee's further contribution to the success and progress of Issuer and CSK Auto, Inc., an Arizona corporation ("Employer").

         C. The Board of Directors of Issuer has as of the Effective Date granted to Optionee a non-qualified stock option to purchase shares of Common Stock of Issuer subject to the terms and conditions of this Agreement.


                                   AGREEMENTS

         1. Definitions. Capitalized terms used herein shall have the following meanings:

            "Act" is defined in recital A.

            "Affiliate" means, with respect to any Person, any other
Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise; or (ii) to direct or cause the direction of management and policies of such person whether by ownership of securities, contract, proxy or otherwise.

            "Agreement" means this Stock Option Agreement.

            "Approved Sale" means a transaction or a series of related transactions with an acquiror which had not previously been a shareholder of Employer or Issuer (other than as a result of purchasing shares in the public market) which results in a bona fide, unaffiliated change of beneficial ownership of (a) 80% of Employer's or Issuer's common equity securities or (b) all or substantially all of either of their assets, whether pursuant to the sale of the stock or assets of Employer or Issuer, or a merger or consolidation involving Employer or Issuer.

            "Cause" shall have the meaning given to it in the Employment Agreement.



JENKINS STOCK OPTION AGREEMENT (IPO)
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         "Common Stock" is defined in recital A.

         "Effective Date" is the date of the closing of the Initial Public Offering.

         "Employer" is defined in recital B.

         "Employment Agreement" means the employment agreement between Optionee and Employer dated as of January 27, 1997.

         "Exercise Price" is defined in Section 2.

         "Fair Market Value" means (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq National Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a),
(b) and (c) of this definition are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board of Directors of Issuer by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

         "Fiscal Year" means the fiscal year of Issuer.

         "Good Reason" shall have the meaning given to it in the Employment Agreement.

         "Initial Public Offering" is defined in recital A.

         "Initial Stockholders" means the 16 stockholders of Issuer that purchased shares of Issuer on October 30, 1996 and who are entities organized under the laws of the Cayman Islands with whom an affiliate of Investcorp Bank E.C., a Bahrain corporation, has an administrative relationship, and persons who acquire shares of Issuer from such stockholders and who are entities so organized and administered.

         "Issuer" is defined in the preamble.

         "Lock-Up Period" means, in the case of any registered offering of Common Stock subsequent to the Initial Public Offering, the 90-day period commencing on the effective date of the registration statement relating to such offering, or, in either case, such lesser period as may be agreed upon by Issuer or Employer with the underwriters of such offering.


JENKINS STOCK OPTION AGREEMENT (IPO)

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         "Option" is defined in Section 2.

         "Optionee" is defined in the preamble.

         "Option Shares" is defined in Section 2.

         "Permanent Disability" is defined in the Employment Agreement.

         "Permitted Transferee" is defined in Section 5.

         "Person" means any natural person, partnership, corporation, trust or incorporated organization.

         "Restated Certificate of Incorporation" means the restated certificate of incorporation of Issuer filed with the Secretary of State of the State of Delaware on October 30, 1996, and as the same from time-to-time may hereafter be amended.

         "Stockholders' Agreement" means the agreement dated as of October 30, 1996 among Issuer and all of its stockholders as of such date.

         "Subsidiary" means any joint venture, corporation, partnership or other entity as to which Issuer or Employer, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

         "Termination Date" means the date on which Optionee ceases to be employed by Employer or any Affiliate of Employer for any reason; provided, however, that Optionee shall not be considered to have ceased to be employed by Employer or any Affiliate of Employer if he or she continues to be employed by Issuer or any Subsidiary.

     2. Grant of Option. As of the Effective Date, Issuer grants to Optionee the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 216,635 shares of Common Stock (the "Option Shares"), at the purchase price of $20.00 per Option Share (as such amount may be adjusted as herein provided, the "Exercise Price"), on the terms and conditions set forth herein; provided, however, that if a stock split effected in connection with the Initial Public Offering is other than
17.105 to 1, the number of Option Shares shall be 12,665 multiplied by the number used in place of "17.105" in effecting such stock split; and provided further that if the Effective Date does not occur on or prior to May 31, 1998, this Agreement shall terminate and shall be of no further force or effect.

     3. Exercisability. Optionee's right to exercise the Option shall vest as set forth on Exhibit 1 hereto.

     4. Expiration.

        (a) The vested portion of the Option shall expire upon the thirtieth
(30th) day following the seventh (7th) anniversary of the Effective Date unless
(i) at any time prior to a Approved Sale, Optionee is terminated without Cause, Optionee ceases to be employed by




JENKINS STOCK OPTION AGREEMENT (IPO)
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Employer or a Subsidiary due to death or Permanent Disability or Optionee resigns for Good Reason, in which case the vested portion of the Option shall expire 180 days following the Termination Date, (ii) Optionee resigns other than for Good Reason or is terminated for Cause from employment by Employer, in which case the vested portion of the Option shall expire at 5:00 p.m. Phoenix time on the second business day after the date of such termination.

        (b) The unvested portion of the Option shall expire on the Termination Date except in the case where Optionee is terminated from employment by Employer without Cause, Optionee ceases to be so employed due to death or Permanent Disability or Optionee resigns for Good Reason, in which case the unvested portion of the Option shall terminate 180 days following the end of the Fiscal Year during which the Termination Date occurred.

     5. Nontransferability. The Option shall not be transferable by Optionee otherwise than to his or her spouse, child, estate, personal representative, heir or successor or to a trust for the benefit of Optionee or his or her spouse, child or heir (a "Permitted Transferee"), and the Option shall be exercisable, during Optionee's lifetime, only by him or her or by any of the foregoing Permitted Transferees, or in the event of Optionee's Permanent Disability, his or her guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, Optionee shall have thirty (30) days after notice thereof to cure such levy or process and reinstate the Option. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option pursuant to the first sentence of this Section.

     6. Effect of Merger; Adjustments.

        (a) In the event of an Approved Sale that is a merger or other form of corporate reorganization and notwithstanding any other provisions of this Agreement, the unexercised portion of the Option shall be subject to the terms of the agreement or plan of merger or reorganization effecting such merger or reorganization and shall be converted, redeemed, exchanged, canceled or otherwise treated as provided in such agreement or plan of merger or reorganization, provided that Optionee shall be given at least 20 days' prior notice of the proposed merger or reorganization and shall (notwithstanding anything else herein to the contrary) be entitled to exercise the vested portion of the Option at any time during such 20 day period up to and until the close of business on the day immediately preceding the date of consummation of such merger or reorganization (which exercise may be expressly contingent upon completion of the Approved Sale if the unexercised portion of the Option were to vest as a result of such Approved Sale) and upon exercise of the Option the Option Shares shall be treated in the same manner as the shares of any other stockholder of Issuer.



JENKINS STOCK OPTION AGREEMENT (IPO)
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         (b) Subject to Section 6(a), in the event of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the Exercise Price for each Option Share or other unit of any securities subject to this Agreement. No fractional interests shall be issued on account of any such adjustment unless the Board of Directors of the Issuer specifically determines to the contrary; provided, however, that in lieu of fractional interests, Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the Fair Market Value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

      7. Exercise of the Option. Prior to the expiration thereof, Optionee may exercise the vested portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, Optionee shall deliver to the Secretary of Issuer a written and signed notice of such election setting forth the number of Option Shares Optionee has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier's or certified bank check to the order of Issuer for the full Exercise Price of such Option Shares and any amount required pursuant to Section 15 hereof. The Issuer may, in its discretion, also permit payment of the Exercise Price in such form or in such manner as may be permissible under any applicable law.

      8. Restrictions on Transfers of Option Shares. Prior to the termination of the Lock-Up Period following a secondary offering, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that Optionee may transfer the Option Shares to a Permitted Transferee. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option Shares. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear legends referring to this Agreement and the restrictions contained herein.

      9. Compliance with Legal Requirements.

         (a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to Issuer, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Act and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body. Issuer shall use its best efforts to comply with all legal requirements applicable to the issuance or transfer of Option Shares.

         (b) Optionee understands that Issuer intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act and intends to file a Form 701 as appropriate, and that Issuer is under no obligation



JENKINS STOCK OPTION AGREEMENT (IPO)
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to register for resale the Option Shares issued upon exercise of the Option. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by Issuer, provide information and assurances satisfactory to counsel to Issuer with respect to such matters as Issuer reasonably may deem desirable to assure compliance with all applicable legal requirements. Issuer hereby covenants and agrees to register all of the Option Shares on a Form S-8 (or any successor form thereto) following the Initial Public Offering.

     10. Capitalizations, Exchanges, Etc. Affecting Shares; Dilution.

         (a) The provisions of this Agreement shall apply to any and all shares of capital stock of Issuer or any successor or assign of Issuer that may be issued in respect of, in exchange for, or in substitution of, the Option Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than an Approved Sale, and in connection with the occurrence of any such events, proportionate adjustments shall be made in the number of Option Shares which may be acquired hereunder and the exercise price of each Option Share.

         (b) Except as may be specifically provided herein or in the Restated Certificate of Incorporation, nothing herein shall prohibit or restrict Issuer from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, the issuance and sale of additional shares of capital stock of Issuer, any merger, consolidation, liquidation or sale of assets, or create in Optionee or his or her Permitted Transferee any rights to acquire or receive additional shares of capital stock of Issuer or otherwise to be protected against dilution.

     11. Subject to Restated Certificate of Incorporation and Stockholders' Agreement. Optionee acknowledges that the Option Shares are subject to the terms of the Restated Certificate of Incorporation and the Stockholders' Agreement. Optionee hereby agrees to comply with the terms of the Stockholders' Agreement.

     12. No Interest in Shares Subject to Option. Neither Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through Optionee shall have any right, title, interest, or privilege in or to any shares subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of this Option or any part of it.

     13. Not an Employment Contract. Nothing in this Agreement or any other instrument executed pursuant thereto shall confer upon Optionee any right to continue in the employ of Employer or any Subsidiary or shall affect the right of Employer or any Subsidiary to terminate the employment of Optionee with or without Cause.

     14. Governing Law. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

     15. Taxes. The Issuer may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other


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taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to Optionee, requiring Optionee to pay to Issuer the amount required to be withheld or to execute such documents as the Issuer deems necessary or desirable to enable it to satisfy its withholding obligations. Optionee shall have the right to satisfy the withholding obligation in whole or in part by the delivery of shares of the Issuer previously issued to Optionee or by the withholding of the delivery of Option Shares otherwise to be received upon the Option exercise.

     16. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party, if to Issuer at its principal executive offices addressed to the attention of Issuer's Secretary, and if to Optionee at his or her address as it appears on the books of his or her employer (or at such other address as shall be given in writing by Optionee or his or her Permitted Transferee to Issuer).

     17. Amendments and Waivers. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

     18. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

     19. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     20. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

     21. Arbitration. The parties shall endeavor to settle all disputes by amicable negotiations. Any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows:

         (a) Any such arbitration shall be heard in The City of New York, New York, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Upon the written Request for Arbitration by either party hereto to commence arbitration hereunder, the parties shall attempt to mutually agree as to the number and identity of the arbitrators within thirty
(30) days of such Request. Except as the parties may otherwise agree, all arbitrators (if not selected by the parties hereto within thirty (30) days of a written Request for Arbitration) shall be appointed pursuant to the commercial arbitration rules of the American Arbitration Association. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the number of arbitrators and their identity shall be final.




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         (b) An arbitration may be commenced by any party to this Agreement by the service of a written request for arbitration upon the other affected parties. Such request for arbitration shall summarize the controversy or claim to be arbitrated.

         (c) All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrators shall award costs and attorneys' fees to the prevailing party. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

         (d) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         (e) It is intended that controversies or claims submitted to arbitration under this Section 21 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

         (f) Any arbitration under this Section 21 shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association.

     22. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                         CSK AUTO CORPORATION


                                         By:
                                            ------------------------
                                         Name:
                                              ----------------------
                                         Title:
                                               ---------------------



                                         ---------------------------
                                         Maynard Jenkins



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                                    EXHIBIT 1


         The Option shall vest as follows:

              April 1, 2000         72,212 Option Shares

              April 1, 2001         72,212 Option Shares

              April 1, 2002         72,211 Option Shares

; provided, however, that in the event of an Approved Sale, the Option shall vest fully on the date of the closing of such Approved Sale.






JENKINS STOCK OPTION AGREEMENT
EXHIBIT 1                               1